SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 24, 2005

Date of report (Date of earliest event reported)

BUCA, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-25721	41-1802364
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Nicollet Mall, Suite 5003 Minneapolis, Minnesota	55403
(Address of Principal Executive Offices)	(Zip Code)

Telephone Number: (612) 225-3400

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 24, 2005, BUCA, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Kaye R. O’Leary, appointing her to serve as the Chief Financial Officer of the Company, such appointment to be effective April 1, 2005.

A copy of the Employment Agreement is attached as Exhibit 10.1 to this report and is incorporated herein by reference. The material terms of the Employment Agreement are described under Item 5.02 of this report and are incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 24, 2005, BUCA, Inc. issued a press release announcing the appointment of Kaye R. O’Leary (45 years old) to serve as the Chief Financial Officer of the Company, such appointment to be effective April 1, 2005. The Company also announced in the press release that, effective April 1, 2005, its interim Chief Financial Officer, Daniel J. Skrypek, would return to his previous position as Vice President and Controller of the Company.

In connection with Ms. O’Leary’s appointment, the Company entered into an Employment Agreement with her. Pursuant to the terms of the Employment Agreement, Ms. O’Leary has agreed to commence her full-time employment by the Company no later than March 7, 2005 and to assume the duties of the Chief Financial Officer of the Company on April 1, 2005. The Employment Agreement provides for an annualized base salary of $210,000 in 2005. Ms. O’Leary also is eligible for annual incentive bonuses up to a maximum of 30% of her base salary upon the Company obtaining certain annual performance targets. Ms. O’Leary’s employment under the Employment Agreement may be terminated upon notice at any time by the Company, with or without cause. The Employment Agreement provides that if Ms. O’Leary is terminated without cause or is terminated because of her death or disability, Ms. O’Leary will receive a severance payment equal to six months’ base salary plus a prorata portion of any bonus amount deemed earned during such year. Any such severance payment would be made on a monthly basis over the first six months following such termination. However, if Ms. O’Leary is terminated without cause, such payments would cease if at any time during the six months following such termination she accepts other employment. The Employment Agreement also provides Ms. O’Leary with certain benefits, including a $1,000 per month automobile allowance. The Employment Agreement contains confidentiality, noncompete and nonsolicitation covenants from Ms. O’Leary.

The Company also has agreed, pursuant to the terms of the Employment Agreement, to grant Ms. O’Leary a stock option (the “Option”) to purchase an aggregate of 15,000 shares of Company common stock on the date when Ms. O’Leary commences her full-time employment by the Company. The Option will be granted at an exercise price equal to the fair market value of a share of the Company’s common stock at the end of the grant date. The Option will have a term of 10 years and will vest with respect to all 10,000 shares as of December 31, 2005.

A copy of the press release is attached as Exhibit 99.1 to this report and a copy of the Employment Agreement is attached as Exhibit 10.1, each of which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

10.1	Employment Agreement, dated as of February 24, 2005, by and between BUCA, Inc. and Kaye R. O’Leary

99.1	Press Release, dated February 24, 2005

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2005	BUCA, INC.
(Registrant)

	By	/s/ Wallace B. Doolin
Wallace B. Doolin
Chairman, President and Chief Executive Officer